CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended annual report on Form 10-KSB of HSM Holdings, Inc. for the year ending December 31, 2006, I, Simone Crighton, Chief Financial Officer and Chief Financial Officer of HSM Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Amended Annual Report of Form 10-KSB for the year ending December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Annual Report on Form 10-KSB for the year ended December 31, 2006, fairly represents in all material respects, the financial condition and results of operations of HSM Holdings, Inc.

Date: August 8, 2007

HSM Holdings, Inc.

By: /s/ Simone Crighton
Simone Crighton Chief Financial Officer